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                                                                      EXHIBIT 24



        The undersigned trust managers of PMC Commercial Trust hereby constitute and appoint Lance B. Rosemore and Dr. Andrew S. Rosemore and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to the Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith the Securities and Exchange Commission and hereby notify and confirm all that such attorneys-in fact, or either of them or substitutes shall lawfully do or cause to be done by virtue hereof.


            NAME                      TITLE                  DATE
            ----                      -----                  ----

 /s/ DR. MARTHA R. GREENBERG       Trust Manager          June 7, 1996
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     Dr. Martha R. Greenberg

   /s/ DR. IRA SILVER              Trust Manager          June 7, 1996
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       Dr. Ira Silver